SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

Pure Storage, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400

Mountain View, California 94041

(Address of Principal Executive Offices)

(800) 379-7873

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2016, Pure Storage, Inc. (“Pure Storage”) held its annual meeting of stockholders via a live webcast (the “Annual Meeting”). At the Annual Meeting, Pure Storage’s stockholders voted on two proposals, each of which is described in more detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 27, 2016. The following is a brief description of each matter voted on and the certified results, including the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter.

Both nominees for Class I director were elected to serve until Pure Storage’s 2019 annual meeting of stockholders and until their successors are elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
John Colgrove	1,177,099,296	806,228	13,411,234	99.93%
Scott Dietzen	1,177,448,232	457,292	13,411,234	99.96%

Stockholders ratified the appointment of Deloitte & Touche LLP as Pure Storage’s independent registered accounting firm for the fiscal year ending January 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
1,190,982,364	99,240	235,154	—	99.99%

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc. (Registrant)

By:	/s/ SCOTT DIETZEN
Scott Dietzen
Chief Executive Officer

June 10, 2016